UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

BRIGHAM EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-34224	75-2692967
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Pkwy, Bldg. Two, Suite 500, Austin, Texas	78730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 16, 2011, the Company announced that it had priced an offering of $300 million aggregate principal amount of its senior notes due 2019 (the “Senior Notes”) at an offer price of 6 7/8%. The size of the offering was increased from the previously announced $250 million to $300 million.

The offering of the Senior Notes, which is subject to market availability as well as other conditions, will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are so registered, the Senior Notes may be offered and sold only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions.

A copy of the press release relating to the pricing of Senior Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as part of this current report on Form 8-K:

Exhibit No.	Item

99.1	Press release dated May 16, 2011 relating to the pricing of Senior Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date: May 16, 2011	By:	/s/ EUGENE B. SHEPHERD, JR.

Name: Eugene B. Shepherd, Jr.
Title: Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Item

99.1	Press release dated May 16, 2011 relating to the pricing of Senior Notes.